UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 2, 2022

Voyager Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37625	46-3003182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

64 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 259-5340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	VYGR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2022, Glenn Pierce, M.D., Ph.D. provided notice to Voyager Therapeutics, Inc. (“Voyager”) of his resignation as Interim Chief Scientific Officer, effective immediately (the “Pierce Transition”). Dr. Pierce initially assumed the role of Interim Chief Scientific Officer on June 3, 2021, on a part-time basis following the May 2021 departure of Voyager’s former Chief Medical Officer and Head of Research and Development. As previously disclosed, Dr. Pierce was expected to cease serving as Interim Chief Scientific Officer on or before June 3, 2022. Dr. Pierce remained a director of Voyager during his tenue as Voyager’s Interim Chief Scientific Officer. Prior to June 3, 2021 and once again following the Pierce Transition, Dr. Pierce has been deemed an independent director of Voyager under applicable Nasdaq rules.

On June 6, 2022, Voyager and Dr. Pierce entered into a consulting agreement (the “Pierce Consulting Agreement”) effective on the same date pursuant to which Dr. Pierce has agreed to provide consulting and advisory services to Voyager in connection with his transition on an hourly fee-for-service basis, in addition to any pre-approved expenses. Compensation payable to Dr. Pierce under the Pierce Consulting Agreement is limited to not more than $120,000 during the term of the Pierce Consulting Agreement without Voyager’s express written consent. The Pierce Consulting Agreement also contains customary intellectual property assignment, confidentiality, and non-solicitation provisions. In accordance with its terms, the Pierce Consulting Agreement terminates on June 5, 2023, unless it is extended by mutual written agreement or terminated by either party without cause upon specified written notice of such termination.

The foregoing description of certain terms of the Pierce Consulting Agreement is qualified in its entirety by reference to the Pierce Consulting Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Voyager held its Annual Meeting of Stockholders on June 6, 2022. The following is a summary of the matters voted on at that meeting.

(a)	Voyager’s stockholders elected Glenn Pierce, M.D., Ph.D. as a Class I director to serve until the 2025 Annual Meeting of Stockholders, with Dr. Pierce to hold office until his successor has been duly elected and qualified, subject to his earlier death, resignation, or removal. The results of the stockholders’ vote with respect to the election of Dr. Pierce as a Class I director were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Glenn Pierce, M.D., Ph.D.	21,014,996	2,636,649	7,211,351

(b)	Voyager’s stockholders approved a non-binding, advisory proposal regarding the compensation of Voyager’s named executive officers. The results of the stockholders’ vote with respect to such proposal were as follows:

For	Against	Abstain	Broker Non-Votes
23,447,480	162,066	42,099	7,211,351

(c)	Voyager’s stockholders ratified the appointment of Ernst & Young LLP as Voyager’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The results of the stockholders’ vote with respect to such ratification were as follows:

For	Against	Abstain
30,505,725	326,030	31,241

Item 8.01 Other Events.

Commencing June 3, 2022, Todd Carter, Voyager’s Senior Vice President, Research, has assumed increased responsibility for managing Voyager’s day-to-day research and development efforts, reporting to Alfred Sandrock, M.D., Ph.D., Voyager’s President and Chief Executive Officer. Voyager is conducting a search for a Chief Scientific Officer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Consulting Agreement by and between Voyager Therapeutics, Inc. and Glenn Pierce, M.D., Ph.D., effective as of June 6, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER THERAPEUTICS, INC.

Date: June 7, 2022	By:	/s/ Alfred Sandrock, M.D., Ph.D.
Alfred Sandrock, M.D., Ph.D.
Chief Executive Officer, President, and Director
(Principal Executive Officer)